EXHIBIT 99.1

For further information, contact:

Michael Hara                                                 Calisa Cole
Investor Relations                                                    Corporate Communications
NVIDIA Corporation                                                   NVIDIA Corporation
(408) 486-2511                                                      (408) 486-6263
mhara@nvidia.com                                                     ccole@nvidia.com

FOR IMMEDIATE RELEASE

NVIDIA REPORTS RESULTS FOR FIRST QUARTER 2008
Company Achieves 24 Percent Revenue Growth and 44 Percent Net Income Growth Year-Over-Year; Gross Margins Reach New High of 45%

SANTA CLARA, CA—MAY 10, 2007—NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the first quarter of fiscal 2008 ended April 29, 2007.

For the first quarter of fiscal 2008 revenues were $844.3 million, compared to $681.8 million for the first quarter of fiscal 2007, an increase of 24 percent. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2008 was $132.3 million, or $0.33 per diluted share, an increase of 44 percent compared to the first quarter of fiscal 2007.

Non-GAAP net income for the first quarter of fiscal 2008, which excludes stock-based compensation charges and the associated tax impact, was $164.4 million, or $0.42 per diluted share, an increase of 48 percent compared to the first quarter of fiscal 2007.

“Compared to last year, first quarter revenue grew 24 percent and non-GAAP net income increased 48 percent. With our continued focused on operational excellence, gross margins achieved a company record. We maintained leadership positions in each of our core product lines, which positions us for continued growth throughout the year,” stated Jen-Hsun Huang, president and CEO of NVIDIA.

“Our growth reflects the ever growing importance of the GPU across a broad range of computing and digital devices. The GPU is one of the most important enablers for the digital consumer era. Over the next 10 years, we estimate that over 10 billion GPUs will be needed to power PCs, mobile devices, cars, TVs, and game consoles. Our strategy is clear and focused - to be the world leader in GPUs and capitalize on this exciting opportunity,” added Mr. Huang.

First Quarter Fiscal 2008 Highlights:

•
Non-GAAP gross margin reached a Company record of 45.4 percent, an increase of 120 basis points sequentially from the fourth quarter of fiscal 2007, and 290 basis points year-over-year. GAAP gross margin was 45.0 percent.

•
The GeForce® notebook product line achieved record revenue for the fifth consecutive quarter with revenue growth of 71 percent year-over-year. According to Mercury Research, GeForce is the market leader in Standalone Notebooks with 60 percent segment share.

•	NVIDIA nForce® MCP product line revenue increased 25 percent year-over-year and continues to hold the leadership position for the AMD segment.

•	The NVIDIA Quadro® workstation product line had a record quarter, with revenue growth of 39 percent year-over-year. New products include Quadro FX 4600, Quadro FX 5600, and Quadro Plex VCS Model IV.

•
NVIDIA launched a partnership with University of Illinois at Urbana-Champaign to offer a new class in parallel computing based on CUDA™ technology and G80-class GPUs. The course is designed to meet a growing industry need for better prepared students, as parallel processors are quickly becoming the computing standard.

•
EE Times honored NVIDIA with the Annual Creativity in Electronics (ACE) Award for Company of the Year. The award recognizes a company that exhibits the highest degree of professionalism, employee development and retention, customer focus, technical excellence, and profitability.

NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2008 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (706) 679-0543. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at http://www.streetevents.com. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its second quarter fiscal 2008.

Non-GAAP Measures
To supplement the Company’s Condensed Consolidated Statements of Income presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP basic and diluted net income per share, and other non-GAAP line items from the Condensed Consolidated Statements of Income, including cost of revenue information, gross profit, gross margin, operating expenses (including research and development, and sales, general and administrative expenses) and income tax expense. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a non-GAAP presentation of our Condensed Consolidated Statements of Income as reconciled against the GAAP presentation. Our non-GAAP results adjust our GAAP results to exclude stock-based compensation, a non-recurring credit associated with the net cumulative impact of estimating forfeitures as a result of the adoption of SFAS 123R, and the associated tax impact. We believe the presentation of our non-GAAP results enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial results is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: the role and uses of GPUs; our growth; our strategy; target markets; and the use of non-GAAP financial measures are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: slower than expected growth of a target market; loss of an opportunity; delays in the launch of new products or technologies; manufacturing or software defects; our reliance on third-party manufacturers; development of faster or more efficient GPUs; the impact of technological development and competition; general industry trends; changes in industry standards and interfaces as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended January 28, 2007. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

# # #

Copyright © 2007 NVIDIA Corporation. All rights reserved. NVIDIA, GEFORCE, NVIDIA NFORCE, NVIDIA QUADRO, and CUDA are registered trademarks and/or trademarks of NVIDIA Corporation in the United States and other countries. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 29, 2007	April 30, 2006

Revenue	$844,280	$681,807
Cost of revenue (A)	464,142	393,134
Gross profit	380,138	288,673
Operating expenses:
Research and development (A)	158,321	123,202
Sales, general and administrative (A)	80,571	63,962
Total operating expenses	238,892	187,164
Operating income	141,246	101,509
Interest and other income, net	12,543	8,563
Income before income tax expense	153,789	110,072
Income tax expense (B)	21,530	18,712
Income before change in accounting principle	132,259	91,360
Cumulative effect of change in accounting principle, net of income tax (C)	-	704
Net income	$132,259	$92,064

Basic net income per share	$0.37	$0.26
Diluted net income per share	$0.33	$0.24

Shares used in basic per share computation	360,831	347,937
Shares used in diluted per share computation	398,866	389,428

	Three Months Ended
	April 29, 2007	April 30, 2006
(A) Results include stock-based compensation expense as follows (in thousands):
Cost of revenue	$2,809	$1,227
Research and development	22,400	14,426
Sales, general and administrative	12,196	6,572
Total stock-based compensation expense	$37,405	$22,225
(B) The effective income tax rate for the three months ended April 29, 2007 and April 30, 2006 was 14% and 17%, respectively.
(C)Reflects the net cumulative impact of estimating forfeitures as a result of the adoption of SFAS 123R.

NVIDIA CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Three Months Ended
	April 29, 2007					April 30, 2006
	Reported	Non-GAAP Entries			Non-GAAP	Reported	Non-GAAP Entries			Non-GAAP

Revenue	$844,280	$-			$844,280	$681,807	$-			$681,807
Cost of revenue	464,142	(2,809)	(A	)	461,333	393,134	(1,227)	(A	)	391,907
Gross profit	380,138	2,809			382,947	288,673	1,227			289,900
Operating expenses:
Research and development	158,321	(22,400)	(A	)	135,921	123,202	(14,426)	(A	)	108,776
Sales, general and administrative	80,571	(12,196)	(A	)	68,375	63,962	(6,572)	(A	)	57,390
Total operating expenses	238,892	(34,596)			204,296	187,164	(20,998)			166,166
Operating income	141,246	37,405			178,651	101,509	22,225			123,734
Interest and other income, net	12,543	-			12,543	8,563	-			8,563
Income before income tax expense	153,789	37,405			191,194	110,072	22,225			132,297
Income tax expense (benefit)	21,530	5,237	(B	)	26,767	18,712	2,456	(B	)	21,168
Income before change in accounting principle	132,259	32,168			164,427	91,360	19,769			111,129
Cumulative effect of change in accounting principle, net of income tax	-	-			-	704	(704)	(C	)	-
Net income	$132,259	$32,168			$164,427	$92,064	$19,065			$111,129

Basic net income per share	$0.37				$0.46	$0.26				$0.32
Diluted net income per share	$0.33				$0.42	$0.24				$0.29

Shares used in basic per share computation	360,831	-			360,831	347,937	-			347,937
Shares used in diluted per share computation	398,866	(11,469)	(D	)	387,397	389,428	(5,723)	(D	)	383,705

(A) Stock-based compensation expense.
(B) Income tax expense impact of non-GAAP entries.
(C) Reflects the net cumulative impact of estimating forfeitures as a result of the adoption of SFAS 123R.
(D) Reflects an adjustment for (11,469) shares and (5,723) shares for the three months ended April 29, 2007 and April 30, 2006, respectively, to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 29, 2007	January 28, 2007
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,307,024	$1,117,850
Accounts receivable, net	471,519	518,680
Inventories	332,635	354,680
Prepaid expenses and other current assets	43,055	40,560
Total current assets	2,154,233	2,031,770

Property and equipment, net	271,190	260,828
Deposits and other assets	33,454	35,729
Goodwill	291,077	301,425
Intangible assets, net	50,914	45,511
Total assets	$2,800,868	$2,675,263

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$334,046	$272,075
Accrued liabilities	289,821	366,732
Total current liabilities	623,867	638,807
Other long-term liabilities	81,107	29,537
Stockholders' equity	2,095,894	2,006,919
Total liabilities and stockholders' equity	$2,800,868	$2,675,263